First Amendment to Employment Agreement for Dennis E. Foster


         This First Amendment to Employment Agreement ("Amendment") is made, entered into, and is effective as of this 10th day of December, 1997, between 360 Communications Company, a Delaware corporation (the "Company"), and Dennis
E. Foster ("Executive").

         WHEREAS, the Company and Executive have entered into that certain Employment Agreement dated March 9, 1996 (the "Agreement"); and

         WHEREAS, the Company and Executive have reached agreement concerning the modification of certain terms and conditions of Executive's continued employment and wish to formalize that agreement;

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Amendment, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                       I.

         Section 6.5 of the Agreement is amended by (A) deleting the second sentence of the first paragraph of such Section, (B) deleting from clause (ii) of the second paragraph of such Section the phrase "and which act or inaction is not remedied within fifteen (15) business days of Executive's receipt of written notice from the Company which describes the act or inaction", and (C) adding a new final paragraph to such Section to read as follows:

                  A termination of Executive's employment shall not be deemed to be for Cause unless each of the following conditions is satisfied:

                           (v) Written  notice is provided to Executive not less
                  than 15 days prior to the date of termination setting forth the Company's intention to consider terminating Executive, including a statement of the intended date of termination and a detailed description of the specific facts that the Company believes to constitute Cause;

                           (w) None of the acts or omissions of Executive  which
                  the Company believes to constitute Cause shall have occurred more than 12 months before the earliest date on which any member of the Board who is not a party to the act or omission, knew or should have known of such act or omission;


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                           (x) Executive is offered an opportunity to respond to
                  such   statement  by  appearing  in  person,   together   with
                  Executive's legal counsel, before the Board prior to the date of termination;

                           (y) By the  affirmative  vote of at least  75% of the
                  non-employee members of the Board, the Board determines that the specified actions of Executive constituted Cause and that Executive's employment should accordingly be terminated for Cause; and

                           (z)  The  Company  provides  Executive  a copy of the
                  Board's   written   determination   setting   forth   in  full
                  specificity the basis of such termination for Cause.

         By determination of the Board, the Company may suspend Executive from his duties for a period of up to 30 days with full pay and benefits hereunder during the period of time in which the Board is making a determination as to whether to terminate Executive for Cause. Any purported termination for Cause by the Company which does not satisfy each substantive and procedural requirement of this definition shall be treated for all purposes under this Agreement as a termination by the Company without Cause.


                                       II.

         Section 7.4 of the Agreement is amended by (A) deleting from clause (c) of the first paragraph of such Section the following phrase:

          ; provided, however, that for the purposes of this Paragraph the votes of all Section 16 Persons shall be disregarded in determining whether stockholder approval has been obtained

(B) deleting from the second paragraph of such Section all references to "Section 16 Person" and substituting therefor the word "person", and (C) deleting from the third paragraph of such Section the definition of "Section 16 Person."


                                      III.

         Section 9.1 of the Agreement is amended by adding the following before the period at the end of the third paragraph of such Section:

         , whether or not Executive prevails in such litigation or arbitration. The Company shall pay (or reimburse Executive for) such fees and expenses on a monthly basis within 10 days after Executive's submission of a written request for payment or reimbursement, as applicable, together with reasonable evidence that the fees and expenses were incurred. If Executive does not prevail (after exhaustion of all available judicial or arbitral remedies, as applicable), and a court of competent jurisdiction decides that Executive had no reasonable basis for bringing an action or arbitration hereunder or lacked good faith in doing so, no further reimbursement for legal fees and expenses shall be due to Executive, and Executive shall repay the Company for any amounts previously paid by it hereunder pursuant to this Section 9.1.


                                       V.

         Except as amended herein, the Agreement remains in full force and effect.


         IN WITNESS WHEREOF, Executive and the Company have executed this Amendment as of the date first written above.


ATTEST:                                360 COMMUNICATIONS COMPANY


By:                                    By:
         Corporate Secretary              Chairman of the Board of Directors



                                       EXECUTIVE:


                                       Dennis E. Foster